CHASE


                        SERVICER COMPLIANCE STATEMENT


RE: CMLTI 2006-HE2: The Pooling and Servicing Agreement by and among JPMorgan
      Chase Bank, NA c/o CHF LLC as Servicer, Citibank, N.A. as Trustee Administrator, Wells Fargo Bank, N.A. as Servicer, Citigroup Mortgage Loan Trust Inc. as Depositor, Citibank West, FSB as Custodian, U.S. Bank National Association as Trustee, Ameriquest Mortgage Company as Servicer (the "Agreement")


The undersigned, a duly authorized officer of JPMorgan Chase Bank, National Association, as Servicer (the "Servicer") pursuant to the CMLTI 2006-HE2 (The"Agreement"), does hereby certify that:

             (1) A review of the activities of the Servicer during the calendar year ending December 31, 2006 and of the performance of the Servicer under the Agreement has been made under my supervision; and

             (2) To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement in all material respects throughout such year.


Date: 02/28/2007
                                             JPMorgan Chase Bank,
                                             National Association,
                                             As Servicer

                                             By:/s/ David Lowman
                                             ---------------------
                                             Name: David Lowman
                                             Title: Executive Vice President